Exhibit 10.1

CLOSING LETTER AGREEMENT

This closing letter agreement (this “Agreement”), effective December 1, 2021, is made by and between Willis Towers Watson Public Limited Company, an Irish public limited company (“Sapphire”) and Arthur J. Gallagher & Co., a Delaware corporation (“Buyer”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties.”. Reference is made to that certain Security and Asset Purchase Agreement, dated as of August 12, 2021, (the “SAPA”), by and between Sapphire and Buyer. Capitalized terms used herein without definition have the meaning given to them in the SAPA.

WHEREAS, the Parties wish to clarify certain matters relating to the transactions contemplated by the SAPA;

WHEREAS, (i) the Parties acknowledge that certain agreed upon updates are required to the Annexes, Exhibits and Schedules to the SAPA to reflect the availability of certain additional information and the Parties efforts in accordance with the terms of the SAPA prior to the date hereof and (ii) the Parties desire to effect the Deferred Closings (other than for the People’s Republic of China) on a date certain rather than on multiple dates to facilitate planning efforts;

WHEREAS, the French Put Option Exercise has occurred prior to the date hereof;

WHEREAS, under applicable law, certain portions of the payments anticipated to be made at the Closing must be made at the local level and the Parties desire to clarify that such payments are in respect of the payments required to be made at the Closing under the SAPA;

WHEREAS, the Parties desire for certain funds held by Retained Entities on behalf of certain third parties be transferred to Buyer and its designees at the Principal Closing; and

WHEREAS, the Parties and certain of their Affiliates will enter into various agreements with each other in connection with transition arrangements and the Parties desire to clarify that performance thereunder shall not constitute a breach of the SAPA;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and of the mutual benefits to be derived herefrom, the Parties agree as follows:

Section 1. Amendments to SAPA.

(a) Exhibit K of the SAPA is amended and restated in its entirety to reflect the contents of Exhibit K to this Agreement

(b) The SAPA is amended by appending Exhibits N-1 and N-2 hereto as Exhibits N-1 and N-2 of the SAPA.

(c) Annex 1 to the SAPA is amended as set forth on Annex 1 to this Agreement.

(d) Annex 2 to the SAPA is amended as set forth on Annex 2 to this Agreement.

(e) Annex 3 to the SAPA is amended as set forth on Annex 3 to this Agreement.

(f) The Schedules to the SAPA are amended to reflect the changes set forth in Schedule 1 to this Agreement.

(g) Deferred Closings.

(i) Section 2.08(b) of the SAPA is hereby amended by replacing in its entirety the contents thereof with the following:

(b) The closing of the transfer of the Deferred Business Transferred Assets and the Deferred Business Equity Interests (each a “Deferred Closing”, and each Deferred Closing and the Principal Closing, a “Closing”) will occur, (i) except in respect of the China Business Transferred Assets, on March 1, 2022 (the “Secondary Closings”) (provided, however, that the sale of the Dutch Put Option Assets and the Dutch Put Option Equity under the Transfer Agreements are subject to the exercise of the Dutch Put Option) or such other date as may be agreed by Sapphire and Buyer, and (ii) in respect of the China Business Transferred Assets, on June 1, 2022 (the China Closing”), subject in the case of each of clauses (i) and (ii) to the conditions set forth in Article VIII with respect to such Deferred Business (other than those conditions that by their nature are to be satisfied by actions taken at the Deferred Closing but subject to the satisfaction of such conditions) having been satisfied or, to the extent permitted by applicable Law, waived by such date (each such date, a “Deferred Closing Date” and together, with the Principal Closing Date, the “Closing Date”). During the period from and after the Principal Closing Date until the occurrence of the applicable Deferred Closing, none of the applicable Deferred Business Transferred Assets or Deferred Business Equity Interests shall be transferred to or assumed by Buyer.

(ii) Each of Section 8.04(a) and Section 8.04(b) of the SAPA is hereby amended by replacing in its entirety the contents thereof with “[Reserved.]”, and Section 8.04(d) is hereby amended by deleting the words “the France Closing or”.

(iii) The SAPA is hereby amended by adding a new Section 8.05 as follows:

Section 8.05. Conditions Precedent to Sellers’ and Buyer’s Obligations for the China Closing. All of the respective obligations of Seller and Buyer hereunder with respect to the China Closing are subject to the fulfilment, prior to or at such China Closing, of the following conditions, any and all of which may be waived, in whole or in part, by the applicable Parties: the Secondary Closing shall have occurred.

(iv) Section 5.22 of the SAPA is hereby amended by replacing in its entirety the contents thereof with the following:

(a) Buyer shall use its reasonable best efforts, following the Principal Closing, to cause Willis Re GmbH to establish branches, on the basis of the freedom of establishment, in The Netherlands and Spain to receive the relevant Transferred Assets from Willis B.V and Willis Iberia Correduría de Seguros y Reaseguros, S.A.U, respectively, at the Secondary Closing and to obtain the appropriate Permits and other requirements (including bank accounts) necessary to operate the Business related to such Transferred Assets in such jurisdictions. Buyer shall use its reasonable best efforts, within one hundred twenty (120) Business Days (or, in the case of Willis Insurance Brokers Co., Ltd., by June 1, 2022) of the date of this Agreement, to establish entities, vary the licenses of existing entities, or reach agreement with a Person constituting a Permitted Designee, licensed by the relevant Governmental Authority(ies) to be the relevant Permitted Designees to receive the relevant Transferred Assets from Willis Towers Watson Corredores de Reaseguros S.A., Willis Hong Kong Limited, Willis Insurance Brokers Co. Ltd., Willis Towers Watson Brokers (Singapore) Pte Ltd., and Willis Towers Watson Taiwan Limited.

(b) Prior to the Principal Closing, Sapphire shall cause Willis Re GmbH to use commercially reasonable efforts to begin preparing for Willis Re GmbH to establish branches, on the basis of the freedom of establishment, in the Netherlands and Spain. Buyer shall indemnify and hold harmless Sapphire and Sellers and their respective Affiliates and each of their respective directors, officers, employees, partners, members, agents and representatives (collectively, the “Indemnified Persons”) from and against any and all Losses to the extent arising out of, resulting from or relating to (i) the formation of branches (including the preparation for the formation of such branches whether such branches are eventually formed or not) of Willis Re GmbH in Spain and the Netherlands (including the allocated cost of time spent by employees of Sellers and their Affiliates (including Willis Re GmbH) and associated reasonable attorneys’ fees and costs in starting the processes for such formations prior to the Principal Closing) and (ii) the acquisition of the Transferred Assets of Willis Iberia Correduria de Seguros y Reaseguros SAU and Willis B.V. by Willis Re GmbH at the Deferred Closing rather than by Spanish and Dutch branches of Nordic Försäkring & Riskhantering AB at the Principal Closing.

(h) The SAPA is hereby amended by replacing in its entirety the definition of “Closing Date Exchange Rates” with:

“Closing Date Exchange Rates” shall mean the applicable foreign exchange rates published by Bloomberg as the Bloomberg FX Fixings Rate (BFIX) as of 11:00 a.m. New York time on November 23, 2021, except as otherwise required by Law (in which case, the exchange rate shall be determined in accordance with such Law).

(i) The SAPA is hereby amended by replacing in its entirety the definition of “Transaction Documents” with:

“Transaction Documents” means this Agreement, the Assignment and Assumption Agreements, the Transition Services Agreement, the Brexit Ledger Run-off and Transfer Agreement, the Co-Broking Agreements, the Sub-Broking Agreements, the Intellectual Property License Agreement, the ICT Agreements, the Local Transfer Agreements, the Put Option Agreements, the Transfer Agreements and any other deed, bill of sale, endorsement, assignment, certificate or other instrument of conveyance and assignment as the Parties and their respective legal counsels deem reasonably necessary to vest in Buyer or its Affiliates Sellers’ right, title and interest in, to and under the Equity Interests and the Transferred Assets and to evidence Buyer’s or its Affiliates’ assumption of the Assumed Liabilities.

(j) The SAPA is hereby amended by adding the following defined terms:

“Brexit Ledger Run-off and Transfer Agreement” means the Brexit Ledger Run-off and Transfer Agreement entered into in connection with the Transactions between Willis Towers Watson SA/NV and Willis Limited (on the one hand) and Nordic Försäkring & Riskhantering AB and/or other relevant Affiliates of Buyer (on the other hand).

“Co-Broking Agreements” means those certain Co-Broking Agreements entered into in connection with the Transactions between Retained Entities (on the one hand) and Transferred Entities and/or Affiliates of Buyer (on the other hand).

“Sub-Broking Agreements” means those certain Sub-Broking Agreemetns entered into in connection with the Transactions between Retained Entitites (on the one hand) and Transferred Entities and/or Affiliates of Buyer (on the other hand).

“AJG Captive Coverage Liabilities” means any and all Pre-Closing E&O Liabilities to the extent subject to coverage pursuant to any Buyer E&O Policy issued by a captive insurance company of Buyer or its Affiliates or that is wholly or partially fronted for or reinsured by Buyer or its Affiliates (without giving effect to any amendment or waiver of any of the terms thereof).

(k) Section 2.17(f)(ii) is hereby amended to add the underline text as indicated below:

Buyer shall, prior to or on the closing date of any Earnout Acceleration Event (provided that if the Earnout Acceleration Event is prior to the Principal Closing Date, such payment shall be made at the Principal Closing), pay or cause to be paid to Sapphire (for the benefit of the Sellers) the Earnout Acceleration Payment in cash by wire transfer of immediately available funds to such account or accounts of Sapphire or its designee(s) as may be designated by Sapphire in writing at least two Business Days prior to such payment.

(l) Section 5.13 of the Transaction Agreement is hereby amended to insert a new clause (f) as follows:

(f) Notwithstanding anything to the contrary herein, the performance by Sapphire and/or its Affiliates of their applicable obligations under the Transition Services Agreement, the ICT Agreements, the Co-Broking Agreements and the Sub-Broking Agreements shall not constitute a breach of Section 5.13(c) or Section 5.13(d) of this Agreement.

(m) The SAPA is hereby amended by adding a new Section 5.25 as follows:

Section 5.25 Co-Broking, Sub-Broking and Brexit Balances. Each of Sapphire and Buyer shall cause its applicable Affiliates to enter into, (a) at the Principal Closing, a Co-Broking Agreement and Sub-Broking Agreement in respect of the United Kingdom in the forms attached hereto as Exhibit N-1 and Exhibit N-2, as applicable, (b) at the Principal Closing, the Brexit Ledger Run-off and Transfer Agreement in the form attached hereto as Exhibit N-3, and (c) at the applicable Deferred Closing, a Co-Broking Agreement and Sub-Broking Agreement on a country-by-country basis for Hong Kong, Netherlands, Singapore, Spain and Taiwan (and such other jurisdictions, if any, as the Parties may mutually agree are appropriate), in each case of this clause (c) substantially in the form attached hereto as Exhibit N-1 or N-2, as applicable, modified solely (x) as required by applicable Law, and/or (y) in respect of ministerial matters to complete the particulars of such agreement. Each of Buyer and Sapphire (for this purpose, the “First Party”) shall have the right to reasonably require the other (or a reasonably satisfactory Subsidiary of the other) to provide a guarantee of the financial obligations (including indemnification obligations) under: (a) the Brexit Ledger Run-Off and Transfer Agreement and (b) any or all Co-Broking Agreements and Sub-Broking Agreements required to be entered into at the Deferred Closings of such other party’s applicable Affiliate that is party to such agreement.

(n) Section 9.02(g) of the SAPA is hereby amended by adding the underlined text as indicated below:

(g) Pre-Closing E&O Liabilities other than the AJG Captive Coverage Liabilities that are not paid under the Buyer E&O Policy when due and payable.

(o) Section 11.05 of the SAPA is hereby amended by adding the underlined text as indicated below:

This Agreement may not, without the prior written consent of the other Parties, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void (provided, that WTW may assign to its Affiliates its rights to receive payments (for itself and the benefit of the Sellers) pursuant to Section 2 of the SAPA). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies or Liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that, notwithstanding the foregoing, the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and other Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.12.

Section 2. Certain Payments. Each of Sapphire (on behalf of itself and each of the Retained Entities, including the Sellers) and Buyer (on behalf of itself and each of its Permitted Designees, including any future Permitted Designees) agrees to the matters set forth on Schedule 2 hereto.

Section 3. Certain Policies. Each of Sapphire (on behalf of itself and each of the Retained Entities, including the Sellers) and Buyer (on behalf of itself and each of its Permitted Designees, including any future Permitted Designees) agrees to the matters set forth on Schedule 3 hereto.

Section 4. Certain Matters Related to Deferred Businesses. Each of Sapphire (on behalf of itself and each of the Retained Entities, including the Sellers) and Buyer (on behalf of itself and each of its Permitted Designees, including any future Permitted Designees) agrees to the matters set forth on Schedule 4 hereto.

Section 5. Certain Records. Each of Sapphire (on behalf of itself and each of the Retained Entities, including the Sellers) and Buyer (on behalf of itself and each of its Permitted Designees, including any future Permitted Designees) agrees to the matters set forth on Schedule 5 hereto.

Section 6. Certain Other Matters. Each of Sapphire (on behalf of itself and each of the Retained Entities, including the Sellers) and Buyer (on behalf of itself and each of its Permitted Designees, including any future Permitted Designees) agrees to the matters set forth on Schedule 6 hereto.

Section 7. Entire Agreement. This agreement is executed and delivered in connection with the SAPA. This agreement constitutes the final agreement between the Parties, and comprises the complete and exclusive statement of the Parties’ agreement, on the matters contained herein, and all prior and contemporaneous negotiations and agreements between the Parties with respect to the matters contained herein are superseded by this agreement.

Section 8. General Provisions. Section 5.17, Sections 11.01 through 11.10 and Sections 11.12 through 11.13 of the SAPA are incorporated by reference into this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this agreement as of the date first above written.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: General Counsel

ARTHUR J. GALLAGHER & CO.

By:	/s/ Jerome S. Hanner
Name: Jerome S. Hanner
Title: Vice President and Assistant Secretary

[Signature Page to Closing Letter Agreement]